                                  ASK JEEVES, INC.

                 COMMON STOCK AND WARRANT TO PURCHASE COMMON STOCK
                                 PURCHASE AGREEMENT

                             _________________________

                                  AUGUST 20, 1999

                  COMMON STOCK AND WARRANT TO PURCHASE COMMON STOCK
                                 PURCHASE AGREEMENT

        THIS COMMON STOCK AND WARRANT TO PURCHASE COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is entered into effective as of August 20, 1997, by and between ASK JEEVES, INC., a California corporation (the "Corporation"), and those investors who may become parties to this agreement as contemplated in Section 2.3 below and set forth in Schedule 1 attached hereto from time to time, including, but not limited to, ROGER STRAUCH, an individual ("Strauch"), and DANIEL MILLER ("Miller"), an individual (together with Strauch, the "Initial Purchasers") (and each such party individually, a "Purchaser" and collectively the "Purchasers"); THE RODA GROUP VENTURE DEVELOPMENT COMPANY, LLC, a Delaware limited liability company ("Roda"); and DAVID WARTHEN, an individual ("Warthen").

                                     RECITALS:

        A. The Corporation is in the business of Internet navigation products and services.

        B. The Purchasers are interested in investing capital in the Corporation and the Corporation desires to obtain capital from the Purchasers on the terms and conditions hereinafter set forth.

                                     AGREEMENT:

        NOW, THEREFORE, in consideration of the above recitals and the mutual agreements, covenants, representations and warranties contained below in this. Agreement, the parties agree as follows:

I.      DEFINITIONS.

        1.1 "Agreement" means, and the words "herein", "hereof", "hereunder" and words of similar import refer to, this instrument and any amendments hereto.

        1.2 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute which replaces said Exchange Act and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

        1.3 "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute which replaces such Securities Act and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

        1.4 "Party" or "parties" means the Corporation and/or any Purchaser.

        1.5 "Person" means any individual, corporation; trust, partnership, association, or other entity.

                                         1.

        1.6     "SEC" means the Securities and Exchange Commission.

II.     SALE AND ISSUANCE OF COMMON STOCK AND COMMON STOCK WARRANTS.

        2.1 PURCHASE AND SALE OF COMMON STOCK. The Corporation agrees to sell to each Purchaser meeting the suitability standards set forth in Article VI, and, subject to the terms and conditions set forth herein, each such Purchaser (or it's assigns who meet such suitability standards) agrees to purchase from the Corporation, the Common Stock set forth opposite its name in Schedule 1 attached hereto at a per share purchase price of $0.6922 and in the amounts and on or before the dates set forth therein.

        2.2 PURCHASE AND SALE OF COMMON STOCK WARRANTS. Simultaneously with the sale and purchase of each two shares of Common Stock, the Corporation shall issue to each Purchaser a six month warrant in form and substance attached hereto as Exhibit A ("Common Stock Warrant") to purchase one share of the Corporation s Common Stock at an exercise price of $0.6922 per share.

        2.3 ISSUANCE AND PAYMENT. The initial closing of the sale and purchase of the Common Stock and Common Stock Warrants will take place at the offices of PEZZOLA & REINKE, APC, 1999 Harrison Street, Suite 1300, Oakland, California 94612, at 10:00 a.m. on August 20, 1997, or such other time and place as the parties may mutually agree (the "Initial Closing"). At each "Closing" (as defined in Section 2.4), the Corporation will deliver to each Purchaser a duly issued and executed certificate of the Common Stock and duly issued and executed Common Stock Warrant to be purchased by it, registered in the Purchaser's name, against payment of the purchase price thereof as set forth in Schedule 1, by certified check, by wire transfer of immediately available funds, or by any combination of the foregoing.

        2.4 SUBSEQUENT SALE OF COMMON STOCK AND COMMON STOCK WARRANT. The Corporation may sell up to $100,000of additional Common Stock and corresponding Common Stock Warrants to such additional persons as the Corporation may also determine for up to sixty (60) days after the Initial Closing upon substantially the same terms and conditions as those contained herein, and each such person shall have the rights and obligations of a Purchaser hereunder. The Corporation shall notify the Initial Purchasers of any such sales. Initial Purchasers shall have thirty (30) days after such notice to purchase collectively an equal amount of such additional Common Stock and corresponding Common Stock Warrants on the same terms and conditions. The Initial Closing and each subsequent closing, whether under
Section 2.3 or this Section 2.4 shall be referred to herein as a "Closing."

III. CONDITIONS OF THE PURCHASERS' OBLIGATIONS. The obligation of each Purchaser to consummate the transactions contemplated herein at a Closing is subject to the satisfaction on or before the date of such Closing of the following conditions, all or any of which may be waived in writing by each Purchaser as to its obligation to consummate the transaction so contemplated:

        3.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Corporation contained in this Agreement, including without limitation those in Article V, and in

                                        2.

any other documents delivered by the Corporation to the Purchasers at or prior to the Initial Closing will be true and correct at and as of the date of the Initial Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Corporation shall have delivered a certificate executed by the President of the Corporation to such effect.

        3.2 CLOSING DOCUMENTS. The Corporation will have delivered to each Purchaser, copies of the following documents:

        (a) an Officer's Certificate from the Corporation dated the date of the Initial Closing, stating that all the preconditions specified in this
Article III have been satisfied;

        (b) correct and complete copies of the resolutions adopted by the board of directors certified to such effect on the date of the Initial Closing by the President of the Corporation authorizing the execution, delivery and performance of this Agreement and any other agreements contemplated hereby, and authorizing all other transactions contemplated by this Agreement;

        (c) correct and complete copies of the Corporation's Bylaws and Articles of Incorporation as approved by the board of directors and shareholders of the Corporation, all certified to such effect on the date of the Initial Closing by the President of the Corporation and;

        (d) a good standing certificate dated within thirty (30) days of the Initial Closing issued by the California Secretary of State.

        3.3 PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Initial Closing and all documents incident thereto or required to be delivered prior to or at the Closing will be satisfactory inform and substance to each Purchaser.

        3.4 EXAMINATION OF BOOKS AND RECORDS. The Corporation shall have made available to each Purchaser (who may appoint representatives to perform such inspection) during normal business hours, for inspection and copying, all of the Corporation's books, records, contracts and documents of or relating to the Corporation.

        3.5 AUTHORIZED NUMBER OF BOARD MEMBERS; INITIAL OFFICERS. The authorized number of members of the board of directors of the Corporation shall be between four (4) and seven (7), with the initial number of authorized directors to be established at four (4) at the Initial Closing, with Garrett Gruener, David Warthen, Roger Strauch and Dan Miller as the directors as of the Initial Closing; provided, however, that if (i) the Initial Purchasers have not collectively invested at least $333,334 on, or prior to, the Second Closing (as identified in Schedule 1 ) or if (ii) the Initial Purchasers have not collectively invested at least $500,000 on, or prior to, the Third Closing (as identified in Schedule 1) then Roger Strauch and Dan Miller shall, at the request of Garrett Gruener and David Warthen, immediately resign as Directors of the Corporation. At the Closing, the officers of the Corporation shall be as follows:

                                          3.

        NAME            TITLE
        Roger Strauch   Chairman of the Board;
        Dan Miller      President
        David Warthen   Executive Vice President; Chief Technical Officer
        David Warthen   Secretary


        3.6 SUITS/PROCEEDINGS. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

        3.7 AUTHORIZATION OF ISSUANCE. The Corporation's board of directors will have authorized the issuance and sale by it to the Purchasers pursuant to this Agreement of the Common Stock and Common Stock Warrants.

        3.8 RESERVATION OF STOCK. The Corporation's board of directors will have reserved sufficient shares of its authorized but unissued Common Stock for the exclusive purpose of issuance upon exercise of the Common Stock Warrants.

        3.9 CAPITAL OUTSTANDING. As of the Initial Closing (but without giving effect thereto), the Corporation will have a total of no more than that number of shares of Common Stock issued and outstanding as listed and described in Section 5.2. As of the Initial Closing, the Corporation will have no outstanding options, convertible securities or warrants other than as listed and described on Schedule 5.

IV.     CONDITIONS OF THE CORPORATION'S OBLIGATIONS.

        The obligation of the Corporation to issue the Common Stock and Common Stock Warrants with respect to any one Purchaser is subject to the satisfaction on or before the date of each Closing of the following conditions with respect to such Purchaser, all or any of which may be waived in writing by the Corporation:

        4.1 PERFORMANCE. Each Purchaser shall have duly performed and complied in all material respects with each of the terms, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

        4.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in Article VI and in any other documents delivered at or prior to the Closing shall be true and accurate on and as of the Closing with the same effect as though made on and as of the date of the Closing.

        4.3 INSTRUMENTS AND DOCUMENTS. All instruments and documents required to carry out under this Agreement or incidental thereto shall be reasonably satisfactory to the Corporation and its counsel.

        4.4 SUITS/PROCEEDINGS. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                                      4.

V.      REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

        Except as set forth on Schedule 5 attached hereto and incorporated herein by reference, the Corporation hereby represents and warrants to each Purchaser as of the date hereof and as of the Initial Closing as follows:

        5.1 ORGANIZATION AND CORPORATE POWER. The Corporation is a corporation duly organized,, validly existing and in good standing under the laws of California and is qualified as a foreign corporation in all jurisdictions in which the nature of its property owned or leased by it or the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify would not individually or in the aggregate materially and adversely affect the business, operations and financial condition of the Corporation. The Corporation has all requisite corporate power and authority necessary to own and operate its properties and to carry on its business as now conducted and to enter into and to carry out the provisions of this Agreement and the transactions contemplated hereby. The Corporation has no subsidiaries or affiliated companies and does not otherwise directly or indirectly control or own any other business entity.

        5.2     CORPORATE CAPITALIZATION.

                (a) AUTHORIZED CAPITAL STOCK. Immediately prior to the Closing, the Corporation's authorized capital stock shall include only one authorized class of capital stock, consisting solely of Three Million (3,000,000) shares of Common Stock. Immediately prior to the Initial Closing (without taking into consideration the Initial Closing), the Corporation will have a total of Nine Hundred Ninety-one Thousand Six Hundred Sixty-six (991,666) shares of Common Stock outstanding. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable.

                (b)     OUTSTANDING OPTIONS/WARRANTS/CONVERTIBLE NOTES.
There are also issued and outstanding an aggregate of 91,834 stock options as more fully set forth on Schedule 5. There are otherwise no outstanding preemptive or other rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Corporation of any shares of its capital stock, except as set forth in Schedule 5. All such securities have been duly authorized and validly issued.

                (c) DIVIDENDS. The Corporation does not have any declared and unpaid dividends (whether payable in cash, securities or other consideration).

        5.3     CORPORATE COMPLIANCE; AUTHORIZATION.

(a) COMPLIANCE WITH INSTRUMENTS. The Corporation is not in violation, breach or default of any term of its Articles of Incorporation or Bylaws, or in any respect, of any material term or provision of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to or binding upon the Corporation.

                (b) AUTHORIZATION. All corporate action on the part of the Corporation, its officers, directors and shareholders, necessary for the sale and issuance of the Common Stock and Common Stock Warrants and any common stock issuable upon exercise of the Common

                                       5.

Stock Warrants and the performance of the Corporation's obligations hereunder has been taken or will be taken prior to the Initial Closing. This Agreement, and the Common Stock Warrant are each legal, valid and binding obligations of the Corporation enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws and equitable principles relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

        5.4 TITLE TO PROPERTY. The Corporation has good and marketable title to all of its properties and assets free and clear of restrictions or conditions on transfer or assignment and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions, except for current taxes and assessments not delinquent and for matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets, nor materially impair the business or proposed operation of the Corporation.

        5.5 PATENTS AND OTHER INTANGIBLE RIGHTS. To the best knowledge of the Corporation, the Corporation has good title (without any unlawful misappropriation) to all patents, if any, copyrights, trade names and service marks covering the Corporation's existing technology and proprietary property rights, including but not limited to, the trademarks listed on Schedule 5, the software listed on Schedule 5 (the "Software") and any invention, trade secrets, or intellectual property rights (collectively the "Trade Secret Property Rights"), or adequate licenses and rights to use the Trade Secret Property Rights of others on terms deemed favorable by the Corporation, which are necessary for the conduct of the business of the Corporation as now conducted or as proposed to be conducted. To the best knowledge of the Corporation, the Company is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing. To the best knowledge of the Corporation, no officer, director or employee of the Corporation is under any restriction, whether contractual, or by virtue of previous employment or otherwise, that would prevent him from performing his duties for the Corporation or prevent the Corporation from using the Trade Secret Property Rights. To the best knowledge of the Corporation, no employee or consultant of the Corporation is in violation of any term of any proprietary information or confidentiality agreement with the Corporation. The development of the Software has not been performed by any third party who has not assigned his copyright rights to the Corporation.
The Software (i) is not jointly owned with any other party; and (ii) to the best knowledge of the Corporation, is free and clear of restrictions or conditions on transfer or assignment and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions, except for current taxes and assessments not delinquent and for matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets, nor materially impair the business or proposed operation of the Corporation.

        5.6 LITIGATION. There are no (a) actions, proceedings or investigations pending or any threat thereof, or verdicts or judgments entered against the Corporation before any court or before any administrative agency or officer which might result, individually or in the aggregate, in any material adverse change in the business, properties and condition, financial or otherwise, of the Corporation or (b) violations by the Corporation of any foreign, federal, state or local laws, regulations or orders.

                                       6.

        5.7 TAX RETURNS AND PAYMENTS. The Corporation has not yet filed its federal or state income tax returns for its first fiscal year ended May 31, 1997, but will file such returns in a timely manner.

        5.8 EMPLOYEE COMPENSATION/LABOR RELATIONS. The Corporation has no knowledge of any attempt to organize the employees of the Corporation, and the Corporation is not a party to any collective bargaining agreement. There are no strikes, work stoppages, grievance proceedings, or other material controversies pending or to the knowledge of the Corporation threatened between the Corporation and any employees engaged in the business of the Corporation or any union or collective bargaining unit representing such employees. The Corporation has complied in all material respects with all laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining, and payment of Social Security and other taxes.

        5.9 MATERIAL LICENSES, AGREEMENTS, RELATED PARTY AGREEMENTS. Except as set forth in Schedule 5, the Corporation is not a party to, nor is its property bound by, (a) any agreement (i) requiring the performance by the Corporation of any obligation for a period of time extending beyond one year from the Closing, or (ii) calling for or which could result in the receipt of consideration or payment of more than $10,000 individually or $50,000 in the aggregate, or (b) any agreement or understanding between the Corporation and any shareholder, officer, director, or employee of the Corporation or relatives or spouses thereof other than employee compensation, employee stock purchase and benefits agreements entered into in the ordinary course of business.

        5.10 FINANCIAL STATEMENTS. The Corporation has delivered to each Purchaser the financial statements identified on Schedule 5 (collectively, the "Financial Statements"). The Financial Statements are true, complete and correct in all material respect and accurately set out and describe the financial condition and operating results of the Corporation as of the dates, and for the periods, indicated thereon.

        5.11 FEES, COMMISSIONS AND EXPENSES. The Corporation has made no agreements or arrangements for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement.

        5.12 GOVERNMENTAL CONSENT, ETC. Except for applicable state blue sky and Regulation D Form D filings, no consent, approval, order, authorization, registration, qualification, designation, license, declaration or filing with any federal, state or municipal authority is required on the part of the Corporation in connection with consummation of the transactions contemplated herein.

        5.13 VALIDITY OF ISSUANCE. The Common Stock issuable upon exercise of the Common Stock Warrants to be purchased and sold pursuant to this Agreement, will, when issued, sold, and delivered, be duly and validly issued, fully paid and nonassessable, and will be free and clear of any liens or encumbrances caused or created by the Corporation and, assuming the accuracy and completeness of the Purchaser's representations hereunder, will have been issued in compliance with all applicable state and federal securities laws.

                                           7.

        5.14 LIABILITIES. The Corporation does not have any debt, liability or obligation of any nature, whether accrued, absolute or contingent, and whether due or to become due, that is not reflected or reserved against in the Financial Statements, except for those that may have been incurred after the date of the Financial Statements in the ordinary course of business.

        5.15 BOOKS AND RECORDS. The financial records and books of account of the Corporation are complete and correct, and have been maintained in accordance with good business practices and are fairly reflected in the Financial Statements.

        5.16 POWERS OF ATTORNEYS. The Corporation has no powers of attorney outstanding.

        5.17 FOREIGN CORRUPT PRACTICES ACT. Neither the Corporation nor, to its best knowledge, any Director, officer, agent, employee or other person associated with or acting on behalf of the Corporation has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or government employee from corporate funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977.

        5.18 REAL PROPERTY HOLDING CORPORATION STATUS. Since its date of incorporation (and that of its earliest predecessor, if any) the Corporation has not been a "United States real property holding corporation", as defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code") and in Section 1.897-2(b) of the Regulations thereto, and the Corporation has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under
Section 1.897-2(h) of the Regulations.

        5.19 ENVIRONMENTAL AND SAFETY LAWS. To the Corporation's best knowledge, the Corporation is in compliance with all environmental laws and all applicable statutes, laws or regulations relating to occupational health and safety, except where the failure to so comply has not had and is not reasonably likely to have a material adverse effect on the business, financial condition or prospects of the Corporation. The Corporation has not, since inception, received any written communication from a governmental, quasi-governmental or regulatory department or authority, citizens' group or director, officer or employee of the Corporation, alleging that the Corporation is not in compliance with or has violated any environmental law or any applicable statute, law or regulation relating to occupational health and safety. The Corporation is not aware of any past or present actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of any environmental claim against the Corporation.

        5.20    CHANGES.  Since July 31, 1997, there has not been:

                (a) any change in the assets, liabilities, financial condition or operating results of the Corporation from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse;

                (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results,

                                      8.

prospects or business of the Corporation (as such business is presently conducted and as it is proposed to be conducted);

                (c) any material change or amendment to a material contract or arrangement of which the Corporation or any of its assets or properties is bound or subject;

                (d) any material change in any compensation arrangement or agreement with any employee;

                (e) any resignation or termination of employment of any key officer or employee of the Corporation; or

                (f) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Corporation.

        5.21 SURVIVAL OF REPRESENTATIONS. All representations made by the Corporation in or under this Agreement shall be true and accurate as of the Initial Closing and shall survive the Initial Closing for a period of three
(3) years thereafter (except for those changes contemplated in and provided for by this Agreement).

VI. REPRESENTATIONS AND WARRANTIES OF PURCHASERS. As of the Closing, each Purchaser represents and warrants to the Corporation as to itself that:

        6.1 INVESTMENT. The Purchaser is acquiring the Common Stock, Common Stock Warrants and any Common Stock issuable upon exercise of the Common Stock Warrants for investment purposes only for its own account, and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any such securities. Purchaser understands that the Common Stock and Common Stock Warrants (and any shares of Common Stock issued upon exercise of the Common Stock Warrants) have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein. All such securities are hereinafter collectively referred to as the "Securities".

        6.2 RULE 144. The Purchaser acknowledges that because the Securities have not been registered under the Securities Act, the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement under certain circumstances.

        6.3 NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any of the securities issued by the Corporation and that it is uncertain whether a public market will ever exist for any such securities.

        6.4 ACCESS TO DATA. The Purchaser has had an opportunity to discuss the Corporation's business, management and financial affairs with its management and to obtain any additional information necessary or appropriate for deciding whether or not to purchase the Securities.

                                         9.

        6.5 KNOWLEDGE AND EXPERIENCE. Purchaser has such knowledge and experience in financial and business matters, including investments in other start-up companies, that it is capable of evaluating the merits and risks of the investment in the Securities, and it is able to bear the economic risk of such investment. Further, the individual executing this Agreement has such knowledge and experience in financial and business matters that he or she is capable of utilizing the information made available to him or her in connection with the offering of the Securities, of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect to the Securities.

        6.6 REQUISITE POWER. The Purchaser has all requisite power and authority necessary to enter into and to carry out the provisions of this Agreement and the transactions contemplated hereby.

        6.7 DULY AUTHORIZED. All action on the part of the Purchaser necessary for the purchase of its Securities and the performance of the Purchaser's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement is a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws and equitable principles relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

        6.8 ACCREDITED INVESTOR. Purchaser is an "accredited investor" as that term is defined in Regulation D promulgated by the Securities and Exchange Commission. The term "Accredited Investor" under Regulation D refers to:

                (a) A person or entity who is a director or executive officer of the Corporation;

                (b) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to
Section 15 of the Exchange Act; insurance Corporation as defined in Section 2(13) of the Securities Act; investment Corporation registered under the Investment Corporation Act of 1940; or a business development Corporation as defined in Section 2(a)(48) of that Act; Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance Corporation, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000or, if a self-directed plan, with investment decision made solely by persons that are accredited investors;

                (c) Any private business development Corporation as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                                      10.

                (d) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

                (e) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                (f) Any natural person who had an individual income in excess of $200,000 during each of the previous two years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                (g) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

                (h) Any entity in which all of the equity owners are accredited investors.

As used in this Section 6.8, the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Section 6.8, "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the undersigned should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income: Any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

VII.    RESTRICTIONS ON TRANSFER OF SECURITIES.

        The Securities are not transferable except upon the conditions specified in this Article VII, which conditions are intended to ensure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any of such securities. Each instrument representing the Securities shall be stamped or otherwise imprinted with legends substantially in the following form until such time as the conditions set forth in such legends have been met:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE CORPORATION STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY


                                       11.

        REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER STATE LAW."

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME, NOT TO EXCEED ONE HUNDRED EIGHTY (180) DAYS FROM THE EFFECTIVE DATE OF THE CORPORATION'S FIRST UNDERWRITTEN PUBLIC OFFERING.

        In connection with the first underwritten registration of the Corporation's securities, each Purchaser agrees, upon the request of the Corporation and the underwriters managing such underwritten offering of the Corporation's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Stock without the prior written consent of the Corporation and such underwriters, as the case may be, for such period of time, not to exceed one hundred eighty
(180) days, from the effective date of such registration as the underwriters may specify. The Corporation and underwriters may request such additional written agreements in furtherance of such standoff in the form reasonably satisfactory to the Corporation and such underwriter.

        The Corporation shall be entitled to enter stop transfer notices on its stock books with respect to the Securities until the conditions as set forth in the legends above with respect to the transfer of such securities have been met.

VIII.   MANAGEMENT SERVICES/OFFICE SPACE.

        8.1 MANAGEMENT SERVICES. Commencing on the date of the Initial Closing, the Initial Purchasers (in such capacity, the "Managers") hereby agree to provide management services to the Corporation for the management of the daily operations of the Corporation, including but not limited to those services customarily performed by president of a start-up Internet company with venture financing for a period of time no longer than December 31, 1998 and on the terms and conditions set forth below (the "Management Services"). The Managers together shall devote approximately one full-time "person month" per month or more in the performance of their duties on behalf of the Corporation. The Managers shall perform the Management Services in a first class professional manner, and in no event with less effort or diligence than is customary for start-up companies of this nature. The Management Services and the Corporation's obligation to pay for such services shall automatically terminate prior to December 31, 1998 upon the earlier to occur of (i) termination by the Corporation's Board of Directors with no less than fourteen (14) days' written notice or (ii) the first day of employment of a new Chief Executive Officer to be hired and elected by the Board of Directors (the "Termination Date").

        8.2 MANAGEMENT SERVICES FEE; INCENTIVE. The Managers shall receive no fee for providing the Management Services through December 31, 1998 (the "Expiration Date"); provided however, the Managers shall be entitled to receive reimbursement from the Corporation for reasonable and customary documented expenses incurred on behalf of the Corporation. As an incentive to the Managers for the provision of the Management Services from the Date of Closing and for a period of the earlier of (i) sixteen months thereafter; (ii) the Termination Date; or (iii) the date the Management Services cease, the Corporation shall issue beginning on the last

                                       12.

day of each month commencing March, 1998 (each, a "Payment Date") and ending on the Expiration Date to each Manager a non-qualified stock option issued pursuant to the terms and conditions of the Corporation's 1996 Equity Incentive Plan and corresponding Stock Option Agreement (each, a "Stock Option"). Each Stock Option shall have an exercise price per share (the "Exercise Price") equal to 0.25 times the fair market value of the Corporation's Common Stock on the applicable Payment Date as determined by the per share price in the most recent arms-length sale of the Corporation's Common Stock (the "Fair Market Value"). Each Stock Option shall entitle the holder thereof to purchase that number of shares equal to the quotient obtained by dividing $7,500 by the number obtained by subtracting the Exercise Price from the Fair Market Value (the "Option Shares"). All Stock Options shall be fully vested and have a term of five (5) years commencing on the Closing Date. The right to receive Stock Options shall automatically cease on the Termination Date. To reduce administrative costs, the Board of Directors may issue to each Manager an option quarterly rather than monthly for the aggregate Option Shares to which each Manager is entitled herein. Subject to the foregoing, the Common Stock to be issued pursuant to the Stock Options shall be issued pursuant to and under the Corporation's standard Stock Option Agreement adopted by the Board of Directors.

        8.3 CONFIDENTIALITY. Managers shall not at any time disclose, publicize, disseminate or examine or copy any of the Corporation's confidential information, including but not limited to, business plans, results of operations, forecasts, financials or any other information related to the Corporation not in the public domain (the "Confidential Information"), nor utilize for its own benefit or for the benefit of any other party any such Confidential Information. Upon request by the Corporation, each Manager customary confidentiality agreement used from time to time by the Corporation for its employees and independent contractors.

        8.4 ASSIGNMENT OF MANAGEMENT SERVICES. The Managers may assign their obligations under Section 8.1 and Article X as it pertains to Section
8.1 to Roda provided that (i) Roger Strauch, Dan Miller and Mary Klug perform the Management Services on behalf of Roda in accordance with Section 8.1 and at the Corporation's direction enter into the Corporation's customary confidentiality agreement used from time to time by the Corporation for its employees and independent contractors; and (ii) Roda agrees to comply with Sections 8.1,8.2 and 8.3 of this Article VIII.

        8.5 OFFICE SPACE. Beginning on the date of the Initial Closing, Roda shall lease (the "Lease") to the Corporation for a term to expire on December 31, 1998 unless terminated earlier by the Corporation upon at least thirty (30) days' prior written notice (the "Term") approximately 1700 square feet of office space at 918 Parker Street, Berkeley, California 94710 (the "Premises"). The Corporation shall pay to Roda as rent for the Premises not more than $200 per employee of the Corporation per month who are on the Corporation's payroll on the first day of each month during the Term; provided, however, that the Corporation shall pay no less than $1,200 per month and no more than $5,000 per month as rent per month to Roda regardless of the number of the Corporation's employees (the "Rent"). The Lease shall be a gross lease and contain such other terms and conditions as are agreed upon by the parties in the form of Exhibit B attached hereto and incorporated herein by reference.

                                     13.

IX. WARTHEN EMPLOYMENT TERMS. Effective as of the Initial Closing, the Corporation shall employ Warthen to act as the Corporation's full time Executive Vice President and Chief Technical Officer on the following terms and conditions (the "Employment Engagement"):

        9.1 SALARY. The Employment Engagement shall provide for an annual salary of $80,000 payable in cash in semimonthly installments of $3,333.33 less applicable state and federal withholding taxes. Warthen shall also receive a grant beginning on the last day of the month on which the Agreement is signed and ending on December 31, 1998 to Warthen of a non-qualified stock option issued pursuant to the terms and conditions of the Corporation's 1996 Equity Incentive Plan and corresponding Stock Option Agreement (each, a "Warthen Option"). Each Warthen Option shall have an exercise price per share (the "Warthen Exercise Price") equal to 0.25 times the fair market value of the Corporation's Common Stock on the applicable Payment Date as determined by the per share price in the most recent arms-length sale of the Corporation's Common Stock (the "Warthen Fair Market Value"). Each Warthen Option shall entitle Warthen to purchase that number of shares equal to the quotient obtained by dividing $3,333.33 by the by the number obtained by subtracting the Warthen Exercise Price from the Warthen Fair Market Value (the "Warthen Option Shares"). All Warthen Options shall be fully vested and have a term of five (5) years commencing on the Closing Date. To reduce administrative costs, the Board of Directors may issue to Warthen an option quarterly rather than monthly for the aggregate Warthen Option Shares to which Warthen is entitled herein. Notwithstanding the foregoing, if the Corporation (i) shows a profit for 2 consecutive months or
(ii) hires a Chief Executive Officer, then Warthen may elect to receive $3,333.33 in cash rather than any later issued Warthen Option. The Warthen Option Shares shall be issued pursuant to and under the Corporation's standard Stock Option Agreement adopted by the Board of Directors.

        9.2 REPURCHASE OF STOCK. If Warthen voluntarily terminates his employment with the Corporation prior to the sixth month anniversary of the Initial Closing, then the Corporation shall have the right for up to thirty
(30) days following such voluntary termination to purchase up to two hundred fifty thousand (250,000) shares of Warthen's stock in the Corporation ("Warthen's Stock") at a purchase price of $0.6922 per share (subject to adjustment for stock splits, combinations and the like). If Warthen voluntarily terminates his employment from the Corporation thereafter, then the Corporation shall have the right for up to thirty (30) days following such voluntary termination to purchase up to the number of Warthen Stock that equals the remainder obtained by subtracting from 250,000 the product obtained by multiplying 10,417 times the number of full months that have elapsed since the Initial Closing (i.e. Fifteen months after the Initial Closing, if Warthen voluntarily terminates his employment, then the Corporation could repurchase 93,745 shares
[250 - (10,417 x 15) = 250,000 - 156,255 = 93,745]).  If Warthen voluntarily resigns from the Corporation on, or after, the 24th month following the Initial Closing, then the Corporation shall have no right to repurchase from Warthen any Warthen Stock.

X.      MISCELLANEOUS.

        10.1 REMEDIES. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of

                                         14.

any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulatively and not alternatively.

        10.2 CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if it has obtained the written consent of Purchasers holding sixty-six and two-thirds percent (66-2/3%) or more of the outstanding shares of Common Stock. No course of dealing between the Corporation and any Purchaser or any delay in exercising any rights hereunder or under the Corporation's Articles of Incorporation will operate as a waiver of any rights of any such Purchaser. Notwithstanding the foregoing, this Section 10.2 shall not be amended without the consent of all Purchasers holding Common Stock.

        10.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement for a period of three (3) years after the Initial Closing.

        10.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

        10.5 SEVERABILITY. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        10.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together shall constitute one and the same Agreement.

        10.7 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        10.8 NOTICES. All notices, demands, consents or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or upon receipt if sent by first class certified mail, return receipt requested or the next business day if sent by telefax (receipt confirmed and followed up by one of the other delivery methods discussed herein as well), Express Mail, Federal Express or similar service, addressed as follows:

        If to Purchasers:       To the Addresses set forth on Schedule 1

        With a Copy to:         Wilson Sonsini Goodrich & Rosati
                                650 Page Mill Road
                                Palo Alto, CA 94304
                                Attn: Jeff Saper, Esq.

                                  15.

        If to the Corporation:  Ask Jeeves, Inc.
                                2131 University Ave.
                                Berkeley, CA 94704

        With a Copy to:         Pezzola & Reinke, APC
                                1999 Harrison Street, Suite 1300
                                Oakland, CA 94612
                                Attn: Donald C. Reinke, Esq.

        10.9 GOVERNING LAW. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of California applicable to contracts made and to be performed entirely in California.

        10.10 SCHEDULES AND EXHIBITS. All schedules and exhibits are an integral part of this Agreement.

        10.11 LITIGATION COSTS. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties therein shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

        10.12 FINAL AGREEMENT. This Agreement constitutes the only agreement of the parties concerning the matters herein, and supersedes, merges and renders void all prior written/oral, and/or contemporaneous agreements and understandings related thereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the respective Closing dates.

                          (SIGNATURES FOLLOW ON NEXT PAGE)


                                         16.

                         SIGNATURE PAGE TO COMMON STOCK AND
                WARRANT TO PURCHASE COMMON STOCK PURCHASE AGREEMENT


ASK JEEVES, INC.
a California corporation


By:     /s/ David Warthen
   -------------------------------------
        David Warthen
        President and CEO


INITIAL PURCHASERS


/s/ Roger Strauch
----------------------------------------
ROGER STRAUCH


/s/ Dan Miller
----------------------------------------
DAN MILLER


WITH RESPECT TO ARTICLES VIII AND X:

THE RODA GROUP VENTURE DEVELOPMENT COMPANY, LLC, a Delaware limited liability company


By: /s/ Roger Strauch
    -------------------------------------
        (Signature)


        Chairman
    -------------------------------------
        (Print Name and Title)


WITH RESPECT TO ARTICLES IX AND X:


/s/ David Warthen
----------------------------------------
DAVID WARTHEN

                                           17.

                                     EXHIBIT A
                                      WARRANT

THE SECURITIES REPRESENTED BY OR UNDERLYING THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE. CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AND PURCHASED PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN AUGUST __, 1997 COMMON STOCK AND WARRANT TO PURCHASE COMMON STOCK PURCHASE AGREEMENT BETWEEN THE ORIGINAL HOLDER HEREOF AND THE COMPANY.

No. Series 97-FIELD(1)                                     FIELD(2) Shares

                          WARRANT TO PURCHASE COMMON STOCK
         ASK JEEVES, INC., a California corporation (the "Corporation"), hereby grants to FIELD(3) (the "Holder"), the right to purchase from the Corporation FIELD(4) shares of the common stock of the Corporation (the "Warrant Shares"), subject to the terms and conditions set forth below. This Warrant is one of a series of Warrants issued in connection with and pursuant to the terms and conditions set forth in a August ___, 1997, Common Stock And Warrant To Purchase Common Stock Purchase Agreement entered into between the original Holder hereof and the Corporation.

        1. TERM. This Warrant may be exercised, as set forth in Section 3, at any time through February __, 1998 (the "Exercise Period"), unless extended as provided in the following sentence. For each $250,000 of additional equity financing that the Holder is directly responsible for introducing to the Company, and for which the Company in its sole discretion accepts prior to the expiration of the Exercise Period, the term of this Warrant shall be extended for an additional six month period, but in no event shall such Exercise Period extend beyond August __, 1999.

        2. PURCHASE PRICE. The purchase price for each share of the Corporation's common stock purchasable hereunder shall be $_______ (subject to adjustments for stock splits, combinations and the like).

        3. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part, but not for less than Ten Thousand (10,000) Warrant Shares (or such lesser number of Warrant Shares as may at the time of exercise constitute the maximum number exercisable) and in excess of 10,000 Warrant Shares in increments of 1,000 Warrant Shares. It is exercisable, subject to the


                                    18.

satisfaction of applicable securities laws, at any time during the Exercise Period by the surrender of the Warrant to the Corporation at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, accompanied by payment in full of the amount of the aggregate Exercise Price of the Warrant Shares in immediately available funds.

        4. FRACTIONAL INTEREST. The Corporation shall not be required to issue any fractional shares on the exercise of this Warrant.

        5. WARRANT CONFERS NO RIGHTS OF SHAREHOLDER. The Holder shall not have any rights as a shareholder of the Corporation with regard to the Warrant Shares prior to actual exercise resulting in the purchase of the Warrant Shares.

        6. INVESTMENT REPRESENTATION. Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, or any state securities laws. The Holder acknowledges by acceptance of the Warrant that as of the date of this Warrant and at the time of exercise (a) he has acquired this Warrant or the Warrant Shares, as the case may be, for investment and not with a view to distribution; and either (b) he has a pre-existing personal or business relationship with the Corporation, or its executive officers, or by reason of his business or financial experience he has the capacity to protect his own interests in connection with the transaction; and (c) he is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. The Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution and such Warrant Shares will not be registered under the Securities Act and applicable state securities laws and that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws or, based on an opinion of counsel reasonably satisfactory to the Corporation, an exemption from such registration and qualification is available. The Holder, by acceptance hereof, consents to the placement of the following restrictive legends, or substantially similar legends, on each certificate to be issued to the Holder by the Corporation in connection with the issuance of such Warrant Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS COVERING SUCH SECURITIES, OR (B) THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME, NOT TO EXCEED ONE


                                 19.

HUNDRED EIGHTY (180) DAYS FROM THE EFFECTIVE DATE OF THE CORPORATION'S FIRST UNDERWRITTEN PUBLIC OFFERING.

        7. RESERVATION OF SHARES. The Corporation agrees at all times during the Exercise Period to have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of this Warrant, a sufficient number of shares of its common stock to provide for the exercise of the rights represented hereby.

        8. ADJUSTMENT FOR RE-CLASSIFICATION OF CAPITAL STOCK. If the Corporation at any time during the Exercise Period shall, by subdivision, combination or re-classification of securities, change any of the securities to which purchase rights under this Warrant exist under the same or different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares immediately prior to such subdivision, combination, or re-classification. If shares of the Corporation's common stock are subdivided into a greater number of shares of common stock, the purchase price for the Warrant Shares upon exercise of this Warrant shall be proportionately reduced and the Warrant Shares shall be proportionately increased; and conversely, if shares of the Corporation's common stock are combined into a smaller number of common stock shares, the price shall be proportionately increased, and the Warrant Shares shall be proportionately decreased.

        9. PUBLIC OFFERING LOCK-UP. In connection with the first underwritten registration of the Corporation's securities, the Holder agrees, upon the request of the Corporation and the underwriters managing such underwritten offering of the Corporation's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Warrant Shares (other than those included in the registration) without the prior written consent of the Corporation and such underwriters, as the case may be, for such period of time, not to exceed one hundred eighty
(180) days, from the effective date of such registration as the underwriters may specify. The Corporation and underwriters may request such additional written agreements in furtherance of such standoff in the form reasonably satisfactory to the Corporation and such underwriter. The Corporation may also impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of said one hundred eighty (180) day period.

        10. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Corporation will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

        11. ASSIGNMENT. With respect to any offer, sale or other disposition of this Warrant or any underlying securities, the Holder will give written notice to the Corporation prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or


                                    20.

qualification (under any applicable federal or state law then in effect). Furthermore, no Such transfer shall be made unless the transferee meets the same investor suitability standards set forth in Section 6 of this Warrant. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Corporation, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Warrant or the underlying securities, as the case may be, all in accordance with the terms of the written notice delivered to the Corporation. If a determination has been made pursuant to this Section I 1 that the opinion of counsel for the Holder is not reasonably satisfactory to the Corporation, the Corporation shall so notify the Holder promptly after such determination has been made. Each Warrant thus transferred shall bear the same legends appearing on this Warrant, and underlying securities thus transferred shall bear the legends required by Section 6. The Corporation may issue stop transfer instructions to its transfer agent in connection with such restrictions. Warrants and underlying securities issued upon transfers after the expiration date of the Lock-Up Period shall be issued without the Lock-Up Legend.

        12. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between Colorado residents entered into and to be performed entirely within the State of California.

        13. AMENDMENTS. Any term of this Warrant may be amended with the written consent of the Company and the holders of warrants representing not less than a majority in interest (50% +) of the shares of Common Stock issuable upon exercise of the outstanding Series 97 Warrants.

        14. NOTICES. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party in the Corporation's records, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

        15. ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

Dated:  August __, 1997                      ASK JEEVES, INC.


                                             By:
                                                -----------------------------
                                                David Warthen, President & CEO

                                     21.

                             NOTICE OF EXERCISE


To:     ASK JEEVES, INC.

        (1) The undersigned hereby elects to purchase _______ shares of Common Stock of Ask Jeeves, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

        (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

        (3) Please issue a certificate representing said shares of Common Stock in the name of the undersigned:

        (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned:


                                          ------------------------------------
                                          (Name)


---------------------                     ------------------------------------
(Date)                                    (Signature)

                                   22.

                                     SCHEDULE 1


                             DOLLAR           NUMBER OF        CLOSING
    PURCHASER                AMOUNT             SHARES           DATE                   ADDRESS
  Roger Strauch             $ 83,334           120,390    8-20-97 Initial Closing

  Dan Miller                $ 83,333           120,388    8-20-97 Initial Closing

  Roger Strauch             $ 83,333           120,388    Not later than 30 days
                                                          after Initial Closing
                                                          (the "Second Closing")

  Dan Miller                $ 83,334           120,390    Not later than 30 days
                                                          after Initial Closing
                                                          (the "Second Closing")

  Roger Strauch             $ 83,333           120,388    Not later than 60 days
                                                          after Initial Closing
                                                          (the "Third Closing")

  Dan Miller                $ 83,333           120,388    Not later than 60 days
                                                          after Initial Closing
                                                          (the "Third Closing")


                                          23.

                         Schedule 5 to the Ask Jeeves, Inc.
                 Common Stock and Warrant to Purchase Common Stock
                               Purchase Agreement

         The disclosures and exceptions set forth on this Schedule 5 to the Corporation's warranties and representations shall be deemed to qualify all applicable representations and warranties under this Agreement whether or not specifically cross-referenced as pertaining to a specific section, warranty or representation in the Agreement or any other agreement or exhibit referenced therein.

        SECTION 5.2     CORPORATE CAPITALIZATION.

                OUTSTANDING OPTIONS
                David Warthen    8,334
                Gary Chevsky    50,000
                Rachel Childs   10,000
                Fred Davis      20,000
                Robert Egan      3,500

        SECTION 5.5     PATENTS AND OTHER INTANGIBLE RIGHTS

                LIST OF SOFTWARE

                ASKJEEVES.EXE
                QMATCH.DLL
                COMPILER.EXE
                VALIDATOR.EXE
                PKGEDIT.EXE
                CLIENT.EXE

                The knowledgebase contained in Jeeves.MDB

                LIST OF TRADEMARKS

                Notwithstanding the representations and warranties set forth in
                Section 5.5 of the Agreement, the Corporation is in the process of registering the trademark "ASK JEEVES" and the trademark identified on Attachment 5.5 to this Schedule 5.

        SECTION 5.9     MATERIAL LICENSES, AGREEMENTS, RELATED PARTY AGREEMENTS.

                1. Agreement for Ask Jeeves to Purchase Equipment from Desktop Software, dated August 15, 1997.

                2. Linguistic System Licensing agreement with Proximity Technology, Inc., dated November 22, 1996, for a term of two years.

                                            24.

                 3. Nondisclosure And Secrecy Agreement, dated as of March 17, 1997, by and between the Corporation and DynaNet, Inc, a California corporation.

                 4. Confidential Disclosure Agreement, dated as of April 9, 1997, by and between the Corporation and DynaNet, Inc, a California corporation.

         SECTION 5.10    FINANCIAL STATEMENTS.

                 Statement of Assets, Liabilities and Equity - Income Tax Basis July 31, 1997; Statement of Revenue and Expenses - Income Tax Basis July 31, 1997; Subsidiary Schedules Period Ended July 31, 1997; Compilation Report of Rose Y.C. Huie, Certified Public Accountant, dated August 14, 1997; the General Ledger For Ask Jeeves, Inc. Period Ended July 31, 1997 (the foregoing collectively, the "Financial Statements").


                                              25.